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	EXHIBIT 24(b)


	                          FIRSTAR CORPORATION

	                              CERTIFICATE




	I, William J. Schulz, First Vice President and Secretary of Firstar
	Corporation, a Wisconsin corporation (the "Corporation"), DO HEREBY CERTIFY
	that the resolutions attached hereto as Exhibit A are a true and correct
	copy of the resolutions adopted by the Interstate Banking and Acquisitions
	Committee of the Board of Directors of the Corporation on November 3, 1993,
	at a meeting duly called and held at which a quorum was present and acted
	throughout; that such actions of the Committee were ratified and approved by
	the Board of Directors of the Corporation on January 20, 1994, at a meeting
	duly called and held at which a quorum was present and acted throughout; and
	such resolutions have not been amended or modified, rescinded or revoked and
	are in full force and effect on the date hereof.

	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Corporation this 18 day of May, 1994.




								/s/ William J. Schulz
		[SEAL]					William J. Schulz
								First Vice President and
								Secretary









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								Exhibit A
								First Southeast Banking Corp.

	                        FIRSTAR CORPORATION
	                            RESOLUTIONS
	                              OF THE
	           INTERSTATE BANKING AND ACQUISITIONS COMMITTEE



	Acquisition

	RESOLVED, that the Chairman of the Board, President, Senior Executive Vice
	President, Executive Vice President, any Senior Vice President, and any
	First Vice President of the Corporation, and each of them, be and they
	hereby are authorized and empowered for and in the name and on behalf of the
	Corporation to execute and deliver acquisition, purchase, reorganization,
	merger, consolidation, voting, indemnity and related agreements (the "Merger
	Agreements") with respect to the acquisition by the Corporation of First
	Southeast Banking Corp., Lake Geneva, Wisconsin ("First Southeast"), a bank
	holding company, and its subsidiary banks, First Bank Southeast, N.A.,
	headquartered in Milwaukee, Wisconsin, and First Bank Southeast of Lake
	Geneva, N.A., headquartered in Lake Geneva, Wisconsin (together, the
	"Banks"), upon the terms and conditions presented at this meeting, including
	the assumption of such liabilities as First Southeast may have, or upon such
	other, additional or modified terms and conditions, including an increase in
	the price or the number of shares of common stock of the Corporation, $1.25
	par value, with associated Preferred Stock Purchase Rights (together, the
	"Common Stock"), of up to ten percent (10%), that in the judgment of such
	officers do not substantially depart from the terms and conditions hereby
	specifically approved, consideration to be payable in Common Stock, whereby
	First Southeast will be merged with or into a corporate subsidiary of the
	Corporation ("Acquisition Corporation") and the Corporation will become or
	remain the owner of 100% of the stock of the surviving entity, and
	Acquisition Corporation will acquire the outstanding minority shares of
	First Bank Southeast of Lake Geneva, N.A. for $700,000 in cash.

	Banking Application

	RESOLVED, that the Chairman of the Board, President, Senior Executive Vice
	President, Executive Vice President, any Senior Vice President, and any
	First Vice President of the Corporation, and each of them, be and they
	hereby are authorized and empowered for and in the name and on behalf of the
	Corporation to execute and deliver to the Board of Governors of the Federal
	Reserve System (the "Federal Reserve Board"), pursuant to the Bank Holding
	Company Act of 1956, as amended, an application for prior approval by the
	Federal Reserve Board of the acquisition by the Corporation of direct or
	indirect ownership, control or power to vote, of 100% of the voting shares
	of First Southeast and of the Banks.

	RESOLVED, that any and all resolutions which may be required by any federal
	or state banking laws in connection with or relating to the application
	referred to in the immediately preceding resolution be and they hereby are
	approved and adopted; that the appropriate officers of the Corporation, and
	each of them, be and they hereby are authorized to certify that such
	resolutions were duly adopted at this meeting; and that the First Vice
	President and Secretary shall cause a copy of each resolution so certified
	to be attached to the minutes of this meeting.

	Issuance of Common Stock

	RESOLVED, that the appropriate officers of the Corporation be and they
	hereby are authorized, in connection with the acquisition of First Southeast
	and the Banks to issue no more than 1,818,182 shares of Common Stock,
	subject to the increases contemplated in the foregoing resolutions.

	Exchange Agent

	RESOLVED, that the appropriate officers of the Corporation, and each of
	them, be and they hereby are authorized to appoint Firstar Trust Company, or
	such other company or person as any such officer deems appropriate, to act
	as Exchange Agent pursuant to and in accordance with the Merger Agreements.
	Further, Firstar Trust Company, the Transfer Agent and Registrar for the
	Corporation's Common Stock, is hereby authorized to record and countersign
	new certificates evidencing such number of shares of Common Stock as are
	issued by the Corporation under and pursuant to the Merger Agreements and to
	deliver such new certificates after they have been countersigned, all in
	accordance with instructions from officers of the Corporation and in
	compliance with the requirements and regulations of the New York Stock
	Exchange or other applicable stock exchange as they may now or hereafter
	exist.  Further, any resolutions as may be required by the Exchange Agent
	and Transfer Agent and Registrar to effectuate this resolution are adopted
	hereby and shall be attached to the minutes of this meeting and the First
	Vice President and Secretary may so certify.

	Authorization of Registration Statement and Amendments

	RESOLVED, that preparation of the Registration Statement on Form S-4 or such
	other form as may be appropriate covering the Common Stock of the
	Corporation, including prospectuses, exhibits and other documents to be
	filed with the Securities and Exchange Commission (the "Commission") for the
	purpose of registering the offer and sale of the Common Stock, under the
	Securities Act of 1933, as amended, be and it hereby is in all respects
	approved; that the directors and appropriate officers of the Corporation,
	and each of them, be and they hereby are authorized to execute (whether for
	and on behalf of the Corporation, or as an officer or director of the
	Corporation, or otherwise), such Registration Statement (including
	amendments to the prospectus and the addition or amendment of exhibits and
	other documents relating thereto or required by law or regulation in
	connection therewith), any and all amendments (including post-effective
	amendments) to the Registration Statement or a new Registration Statement in
	such form as such directors and officers may deem necessary, appropriate or
	desirable, as conclusively evidenced by their execution thereof; that the
	appropriate officers of the Corporation, and each of them, be and they
	hereby are authorized to cause such Registration Statement, amendments to
	the Registration Statement or new Registration Statement, so executed, to be
	filed with the Commission; and that the appropriate officers of the
	Corporation, and each of them, be and they hereby are authorized to make
	such payments, and do such other acts or things as in their opinion, may be
	necessary or desirable in order to effect any such filing, to cause the
	Registration Statement to become effective, and to maintain the Registration
	Statement in effect so long as they deem it to be in the best interest of
	the Corporation.

	RESOLVED, that Howard H. Hopwood, III, Senior Vice President and General
	Counsel of the Corporation, is hereby designated as the person duly
	authorized to receive communications and notices from the Commission with
	respect to the Registration Statement and with the powers conferred upon him
	as such person by the Securities Act of 1933, as amended, and the rules and
	regulations of the Commission thereunder.

	Authorization of Power of Attorney

	RESOLVED, that each officer and director who may be required to sign and
	execute any such Registration Statement or any amendment thereto or document
	in connection therewith (whether for and on behalf of the Corporation, or as
	an officer or director of the Corporation, or otherwise), be and hereby is
	authorized to execute a power of attorney appointing Roger L. Fitzsimonds,
	John A. Becker, Howard H. Hopwood, William H. Risch, and William J. Schulz,
	and each of them, severally, his or her true and lawful attorney or
	attorneys to sign in his or her name, place and stead in any such capacity
	any such Registration Statement and any and all amendments (including
	post-effective amendments) thereto and documents in connection therewith,
	and to file the same with the Commission, each of said attorneys to have
	power to act with or without the other, and to have full power and authority
	to do and perform, in the name and on behalf of each of said officers and
	directors who shall have executed such power of attorney, every act
	whatsoever which such attorneys, or any of them, may deem necessary,
	appropriate or desirable to be done in connection therewith as fully and to
	all intents and purposes as such officers or directors might or could do in
	person.

	Authorization of Blue Sky Applications

	RESOLVED, that it is desirable and in the best interest of the Corporation
	that its securities be qualified or registered for sale in various states;
	that the Chairman of the Board, President, Senior Vice President-Finance and
	Treasurer, Senior Vice President and General Counsel, and First Vice
	President and Secretary, and each of them, be and they hereby are authorized
	to determine the states in which appropriate action shall be taken to
	qualify or register for sale all or such part of the securities of the
	Corporation as said officers may deem advisable; that said officers are
	hereby authorized to perform on behalf of the Corporation any such acts as
	they may deem necessary or advisable in order to comply with the applicable
	laws of any such states, and in connection therewith to execute and file all
	requisite papers and documents, including but not limited to, applications,
	reports, surety bonds, irrevocable consents and appointments of attorneys
	for service of process; and the execution by such officers of any such paper
	or document or the doing by them of any act in connection with the foregoing
	matters shall conclusively establish their authority therefor from the
	Corporation and the approval and ratification by the Corporation of the
	papers and documents so executed and the action so taken.

	Listing Applications

	RESOLVED, that the Chairman of the Board, President, Senior Vice
	President-Finance and Treasurer, Senior Vice President and General Counsel,
	and First Vice President and Secretary, and each of them, be and they hereby
	are authorized for and on behalf of the Corporation to take such action as
	such officers, or any of them, may deem necessary, appropriate or desirable
	to make application for the listing on the New York Stock Exchange, Midwest
	Stock Exchange or other exchange of the Common Stock to be issued in
	connection with the acquisition pursuant to and in accordance with the
	Merger Agreements, and such officers, and each of them, be and they hereby
	are designated as representatives of the Corporation to appear before the
	appropriate department of any such exchange and to take all such other steps
	as such officers, or any of them, may deem necessary, appropriate or
	desirable to effect such listing.

	Other Action

	RESOLVED, that the appropriate officers of the Corporation, and each of
	them, be and they hereby are authorized and empowered, in the name and for
	and on behalf of the Corporation, to take any action, including paying
	expenses, and to execute and deliver any and all letters, documents,
	amendments, certificates, agreements or other writings, that such officer or
	officers may deem necessary, appropriate or desirable in order to enable the
	Corporation fully to exercise its rights and to perform its obligations or
	otherwise to carry out the purposes and intents of the Merger Agreements,
	and each and all of the foregoing resolutions.